                                  Exhibit 11.1
                       Innovus Corporation and Subsidiary

                          LOSS PER SHARE CALCULATION

                            Year ended December 31,


                                        1996           1995           1994
                                    -----------    -----------    -----------
Net loss                            $(7,791,146)   $(3,735,351)   $(1,554,213)
                                    -----------    -----------    -----------
                                    -----------    -----------    -----------
Shares outstanding:
  Common shares outstanding
   during the entire year             4,691,037      2,918,972      2,470,625
  Weighted average common
   shares issued during the
   year                                 222,054        875,304        106,500
                                    -----------    -----------    -----------
  Weighted average common
   shares outstanding during
   the year                         $ 4,913,091    $ 3,794,276    $ 2,577,125
                                    -----------    -----------    -----------
                                    -----------    -----------    -----------

Net loss per common share           $     (1.59)   $     (0.98)   $     (0.60)
                                    -----------    -----------    -----------